UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2019

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share 7.00% Series D Cumulative Convertible Preferred Stock	ARE ARE/PD	New York Stock Exchange New York Stock Exchange

Item 7.01. Regulation FD Disclosure.

Alexandria Real Estate Equities, Inc. (the “Company”) previously provided guidance as of April 29, 2019 for, among other things, earnings per share (“EPS”), funds from operations (“FFO”), FFO, as adjusted, and key sources and uses of capital, for the Company’s fiscal year ending December 31, 2019, which guidance was included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Securities and Exchange Commission on April 30, 2019. The Company hereby updates its guidance for 2019 key assumptions and sources and uses of capital. A copy of the updated 2019 guidance is attached hereto as Exhibit 99.1 and incorporated herein by reference. The updated guidance, including Exhibit 99.1, shall be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934.

Item 8.01.  Other Events.

Recent Developments

Acquisitions

					Square Footage				Unlevered Yields

Property	Submarket/ Market	Date of Purchase	Number of Properties	Operating Percentage Leased	Future Development	Redevelopment	Operating with Future Development/ Redevelopment	Operating	Initial Stabilized	Initial Stabilized (Cash)	Purchase Price

Acquisitions guidance as of 4/29/19:

Completed as of 3/31/19			10	100%	175,000	-	129,084	247,770	(1)	(1)	$447,950

Completed subsequent to 3/31/19

4075 Sorrento Valley Boulevard	Sorrento Mesa/ San Diego	5/13/19	1	100%	149,000	-	40,000	-	(2)	(2)	16,000

Pending acquisitions

4224/4242 Campus Point Court and 10210 Campus Point Drive	University Town Center/San Diego	3Q19	3	93%	-	-	-	314,000	(2), (3)		140,250

Other					213,000	-	-	-			25,800
					537,000	-	169,084	561,770			630,000

Incremental acquisitions to our guidance as of 4/29/19:

Completed

5 Necco Street	Seaport Innovation District/Greater Boston	5/9/19	1	87%	-	-	-	87,000	5.2%	5.1%
											252,000
15 Necco Street		5/9/19	-	N/A	293,000	-	-	-	(2)	(2)

601 Dexter Avenue North	Lake Union/Seattle	6/18/19	1	100%	188,000	-	18,000	-	(2)	(2)	28,500
					481,000	-	18,000	87,000			280,500

Pending									(2), (3)

Pending	San Francisco Bay Area	3Q19	1	N/A	-	250,000	-	-			180,000

Pending	San Francisco Bay Area	3Q19	1	N/A	-	92,000	-	-			26,000

Pending	San Diego	3Q19	Various	76%	700,000	-	-	560,000			122,500

Pending	(4)	3Q19	-	N/A	700,000	-	-	-			120,000

Additional targeted acquisitions					854,000	-	-	-			191,000
					2,254,000	342,000	-	560,000			639,500
					2,735,000	342,000	18,000	647,000			920,000
2019 guidance midpoint as of 6/20/19											$1,550,000

(1)    Refer to our first quarter ended March 31, 2019, Earnings Press Release and Supplemental Information filed on April 29, 2019 for related yields information.

(2)    We expect to provide total estimated costs and related yields in the future upon the commencement of development or redevelopment.

(3)    We expect to provide yields for operating properties upon closing of the acquisition.

(4)    Located in one of our top five markets. We expect to disclose the submarket/market upon closing of the acquisition.

Acquisition guidance as of April 29, 2019

Completed acquisitions

In May 2019, we completed the acquisition of 4075 Sorrento Valley Boulevard, located in our Sorrento Mesa submarket of San Diego, for $16.0 million. This operating property, aggregating 40,000 RSF, is adjacent to our Sorrento Valley Boulevard properties and is currently 100% leased through 2026. We expect to demolish the existing property to develop a 149,000 RSF building to integrate into our existing highly amenitized Sorrento Valley Boulevard campus.

Pending acquisitions

We are in advanced negotiations to acquire a 55% interest in 4224 and 4242 Campus Point Court and 10210 Campus Point Drive, located adjacent to our Campus Pointe by Alexandria campus in our University Town Center submarket of San Diego, for $140.3 million. The joint venture will include three operating properties aggregating 314,000 RSF which are currently 93% leased to multiple tenants. We expect to complete the acquisition in July 2019. The properties will be integrated into the campus bringing its aggregate size to 1.9 million RSF.

Incremental acquisitions to our guidance as of April 29, 2019

Completed acquisitions

In May 2019, the seller accepted our offer and we completed the acquisition of 5 and 15 Necco Street, located in our Seaport Innovation District submarket of Greater Boston, for $252.0 million. The properties are adjacent to our recently acquired future development opportunity aggregating 175,000 RSF at 10 Necco Street. The acquisition of 5 and 15 Necco Street consisted of the following:

•                  5 Necco Street: a Class A office building aggregating 87,000 RSF. The building is 87% leased to General Electric Company for 12 years, currently undergoing renovation and is expected to be completed later in 2019. The remaining 13% of RSF is targeted for retail space. The initial stabilized yields for 5 Necco Street are expected to be 5.2% and 5.1% (cash basis).

•                  15 Necco Street: a future ground-up development site aggregating 293,000 RSF.

In June 2019, we completed the acquisition of 601 Dexter Avenue North, located in our Lake Union submarket of Seattle, for $28.5 million. This operating property, aggregating 18,000 RSF, is in close proximity to our 400 and 701 Dexter Avenue North properties. The property is currently 100% leased through 2024, and we hold an option to terminate the lease beginning in 2022. We expect to demolish the existing property and develop a 188,000 RSF building.

Pending acquisitions

In June 2019, we executed a letter of intent to acquire a building located in our San Francisco Bay Area market for $180.0 million. We expect to redevelop the approximately 250,000 RSF building, which is currently vacant, into office/laboratory space. We also expect to complete the acquisition during the third quarter of 2019.

In June 2019, we executed a letter of intent to acquire a building located in our San Francisco Bay Area market for $26.0 million. We expect to redevelop the 92,000 RSF vacant building into office/laboratory space. We also expect to complete the acquisition during the third quarter of 2019.

In June 2019, we executed a letter of intent to acquire a 50% interest in a campus located in our San Diego market for $122.5 million. The campus includes multiple operating buildings aggregating 560,000 RSF which is 76% leased. We expect to renovate several suites aggregating 102,000 RSF of vacant space. The campus also contains an additional 700,000 RSF of future development opportunities. We expect to complete the acquisition during the third quarter of 2019.

In June 2019, we entered into a purchase and sale agreement to acquire a land parcel, aggregating 700,000 developable square feet in one of our top five markets, for a purchase price of $120.0 million. We expect to complete the acquisition during the third quarter of 2019.

Sale of Partial Interest in Joint Venture

In June 2019, we executed a letter of intent to sell a partial interest in a campus within one of our top five markets for a sales price of $275 to $300 million.  We expect to complete the sale of the partial interest in the third quarter of 2019.

At-the-Market Common Stock Offering Program

In May 2019, activity under our “at-the-market” common stock offering program (“ATM program”) aggregated 4.3 million shares of common stock at a weighted average price of $143.99 per share, comprised of the following:

•                  We sold approximately 0.6 million shares of common stock and received net proceeds of $86.4 million.

•                  We entered into forward equity sales agreements to sell 3.7 million shares of common stock. We expect to receive aggregate proceeds of $522.8 million, net of adjustments provided in the agreements, upon settlement of the forward equity sales agreements prior to expiration in July 2020, to be further adjusted as provided in the forward equity sales agreements.

•                  As of June 20, 2019, the remaining aggregate amount available under our ATM program for future sales of common stock is $22.5 million.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

99.1	Updated 2019 guidance issued by Alexandria Real Estate Equities, Inc. on June 20, 2019.

The exhibit referenced herein provides a reconciliation of FFO per share, a non-GAAP measure, from earnings per share, the most directly comparable GAAP measure, as well as other key assumptions included in our guidance for the year ended December 31, 2019. Our expected sources and uses of capital are subject to a number of variables and uncertainties, including those discussed under the “Forward-looking statements” section under Part I and the “Risk Factors” section under Item 1A of our annual report on Form 10-K for the year ended December 31, 2018 and in our quarterly report on Form 10-Q for the quarter ended March 31, 2019. We expect to update our forecast of sources and uses of capital on a quarterly basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: June 20, 2019	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga Co- President and Chief Financial Officer